EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our reports: (1) dated January 25, 2000, except as to note 20, which is as of March 21, 2000, appearing on page 30 of CBS Corporation's Form 10-K for the year ended December 31, 1999, and dated March 21, 2000, appearing on page 67 of CBS Corporation's Form 10-K for the year ended December 31, 1999, incorporated by reference from Viacom Inc.'s Form 8-K dated May 4, 2000, as amended on July 17, 2000; (2) dated January 25, 2000, except as to note 17, which is as of March 21, 2000, appearing on page 26 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31, 1999; (3) dated March 21, 2000, appearing on page 51 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31,1999, (4) dated June 22, 2000, appearing on page 4 of the Infinity Broadcasting Corporation Union Employees' 401(k) Plan's Form 11-K for the year ended December 31, 1999; and (5) dated June 22, 2000, appearing on page 4 of Infinity Broadcasting Corporation Employees' 401(k) Plan's Form 11-K for the year ended December 31, 1999; incorporated by reference in this Post-effective Amendment No. 3 on Form S-8 to Form S-4 registration statement of Viacom Inc.


/s/ KPMG LLP
-------------------------
KPMG LLP
New York, New York
February 20, 2001